UNITED STATES
SECURITIES AND EXCHANGE COMMISION
Washington, D.C. 20549
________________________________

FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 of 15(D) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2016
________________________________

Petrus Resources Corporation
(Exact Name of registrant in its charter)

Delaware	6770	27-5414522
(State or jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification No.)

15321 NW 60th Avenue, Suite 109
Miami Lakes, FL 33014
(Address of Principal Executive Offices) (Zip Code)

941-347-7380
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

The Agreement

On March 3, 2016, Waters Club Worldwide, Inc. ("WCW") and Petrus Resources Corporation ("Petrus") entered into a Share Exchange and Plan of Reorganization ("Agreement" or the "Share Exchange"), which was amended on October 28, 2016 (the "Amended Agreement"). WCW is a private company incorporated in Florida in 2014, with offices at 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311. At the closing of the Amended Agreement, pursuant to the terms of the Amended Agreement, 89,000,000 shares of our common stock, par value $0.0001 per share will be issued to WCW shareholders holding 100% of WCW's issued and outstanding common shares and 20,000,000 shares of our Preferred Stock will be issued to the WCW shareholders holding 100% of the WCW Preferred Stock. Upon completion of the foregoing transactions, (i) WCW will become our wholly-owned subsidiary and (ii) we will change our name to Waters Club Holdings, Inc.

Item 2.01   Completion of Acquisition or Disposition of Assets

Acquisition Candidate

WCW was founded in 2014 to operate a luxury yacht charter business servicing several key cruising destinations including the northeastern US, southeast US, Bahamas, and the Virgin Islands.  WCW sells yacht charters through its wholly-owned subsidiaries:  Water Club VI Venture I, Inc., Water Club VI Venture II, Inc., and Water Club Bahamas Venture I, Inc.  WCW and its subsidiaries are Florida corporations.

General

WCW currently operates a luxury yacht charter brokerage business. Through partnerships with leading companies in the luxury segment of the sharing economy of vacation homes and vacation destinations, it provides luxury yacht charters on two yachts based in St. Thomas and Nassau, WCW supplies its partners with turnkey one week all-inclusive charters, which in turn WCW's partners sell to their members. Building on its experience in the luxury yacht charter business and its relationships with leading companies in the luxury segment of the shared economy, WCW intends to form "The Water's Club", a membership-based luxury yacht club with a fleet of yachts strategically located in the world's leading cruising destinations. Member of The Water's Club will have the opportunity to share and use interchangeably The Water's Club yachts for their yachting vacations.

The Market

The luxury yacht industry is a mega-billion dollar worldwide industry directed to the wealthiest of affluent consumers. The consumers include the individual or corporate owners of luxury yachts (which are generally defined as being over 80 feet), as well as individuals who enjoy luxury yacht charter vacations. However, luxury yacht users are continuously confronted with the extremely high cost of yacht ownership and the under-utilization of their luxury asset.

The research firm, Future Market Insight, recently reported that the luxury yacht charter market is a $35 billion segment of the yachting industry and is expected to reach $51 billion by 2020. A number of options for luxury yacht charters are available to the wealthy consumer, including motor and sail in a variety of sizes and directed to sport fishing or other specific activities.

The luxury yacht charter business is highly fragmented and consists primarily of local operators and yacht owners who make their yachts available for charter when they are not used by the owners. In addition, market leaders in the luxury segment of the sharing economy market have contracted with yacht charter operators to provide the luxury yacht and all of the ancillary services for a yacht charter vacation.

The Sharing Economy

A growing trend worldwide is the concept of a sharing economy, which highlights the ability and perhaps the preference for individuals to rent or borrow goods rather than to buy and own them. The most important criteria for a sharing economy is that it allows individuals to monetize assets that are not being fully utilized. While the sharing economy was historically used in the private jet and vacation home industries on a somewhat limited basis, with the advent of the Internet the sharing economy has expanded into many industries and services and has been a disruptive influence to the way assets are owned and utilized. Various recent examples of the sharing economy include such companies as Uber, Lift, Exclusive Resorts, Wheels Up, Air BNB and Net Jets.

The WCW Business Model

While the sharing economy model has made impressive strides in the luxury home, private jets and exclusive resorts industries it has not yet made any significant strides in the luxury yacht economy. WCW's business model has been to apply the sharing economy concept first to the luxury yacht charter model and thereafter to a membership based club.

The WCW sharing economy strategy is to:

1. Partner with market leaders in the luxury segment of the sharing economy such as Exclusive Resorts (contract with WCW executed in 2014 and extension executed in October 2015, through the end of 2017) and Inspirato with American Express (contract with WCW executed August 2015).
2. Offer their members an all-inclusive yachting vacation and post-vacation with an opportunity to join the Waters Club.

The significant benefits of the WCW sharing economy strategy is:

1. Partners' members are wealthiest 1% of consumers.
2. Members have already bought-in to sharing luxury assets.
3. There is significant trust between partners and their members.

Since inception the partnerships have resulted in very high demand-metrics for the yacht charter industry generating in excess of $4 million in booked charter revenues in a relatively short period of time (approximately two years). To date, WCW has delivered in excess of 70 charters with Exclusive Resorts and Inspirato members and has generally received very favorable post-trip survey results. Now, with demand validated from WCW's luxury sharing partners, Exclusive Resorts and Inspirato, WCW is targeting a transition that will shift from a charter model to a membership-based club model with a global fleet of yachts in the world's leading cruising destinations that WCW members can use interchangeably for yachting vacations. WCW expects to roll out this model in late 2016 and plans to launch other potentially attractive yachting verticals such as Sports Fishing and Sailing Catamarans at the appropriate stage of the company's development. Management believes that each of these boating segments has a large, distinct and passionate market of affluent consumers and presents an opportunity to form large membership-based clubs with global fleets.

WCW Luxury Yacht Charter Business

Since inception WCW has been engaged in the luxury yacht charter business. Pursuant to agreements with Exclusive Resorts and Inspirato (the "Destination Clubs"), the Destination Clubs have granted WCW the exclusive contract to provide luxury yacht charters to their membership. WCW, as the operator, provides turnkey, one week all-inclusive charters inclusive of the luxury yacht, staff and provisions, for members of the Destination Clubs. Since inception WCW has been the operator for more than 70 yacht vacations. The average yacht charter vacation is for eight guests and its duration is seven days.

The Agreement with Exclusive Resorts extends through January 2018 and guarantees 70 nights with charter revenues from May 2016 to 2017 of $560,000 and from May 2017 to May 2016 of $520,000.

To fulfill its obligation to the Destination Clubs, WCW has entered into contracts with yacht owners who have agreed to make their yachts available for charter. WCW currently has verbal agreements with the owners of My Sea Legend, a 114 foot yacht based in St. Thomas to use the yachts for the yacht charters on a per usage basis as well as with the owners of .M/Y Irresistible for itineraries in the Virgin Islands.

"Waters Club" Yacht Club

Building on its experience in the luxury yacht charter business and its relationship with leading companies in the luxury segment of the sharing economy, WCW is seeking to create a new yacht club concept called Waters Club. The Waters Club, Inc. will be a U.S. based not for profit corporation.  Members will have the option to join one of three categories of Waters Club membership but will always retain the ability to trade into other categories based on the size and location of the yacht they want. The three intended categories are comprised of three, four and five stateroom yachts ranging from 80 feet to 120 feet in length. Waters Club members will have the option of trading between different sized yachts, although it is recommended that members should join at the level that they anticipate using most frequently, due to a premium being charged for exchanges outside of the initial category of membership selected. Full time equivalent members will be given four weeks of annual usage. Annually, members will submit requests for three separate fixed weeks of usage that will rotate on a priority basis. These bookings will be confirmed and then the calendar will be opened for the members to book their remaining floating week based on availability.

Initially, Waters Club membership yachts will be based in the Virgin Islands and the Bahamas. As the club grows, it is anticipated additional yachts will be added in all categories to additional destinations including the Northeastern United States, Europe, Mexico, Canada/Alaska and other areas of the Caribbean.

WCW anticipates that it will execute exchange partnership agreements with leading resort residential and luxury home exchange clubs in the United States (including the Destination Clubs). It is anticipated that WCW members will be granted a membership to the Destination Clubs as part of their overall Waters Club membership. WCW members will have the option to contribute unused yacht weeks to either club that will convert to a currency that can be used throughout the exchange partner portfolio. In both cases, Waters Club members will obtain the highest exchange value granted to a contributing partners. By contributing one charter week, a WCW member will obtain the currency that will allow them the right to book two-six weeks (depending on the season) in a five-star residential resort or a home worth on average in excess of $2,400,000.

WCW has created multiple business development partnerships with yacht owners and charter brokers that have made and will make the following yachts available to WCW in order to fulfill its contracts with the Destination Clubs as well as for use by Waters Club members:

•	M/Y Sea Legend – this yacht spent late 2014 and most of 2015 based in St. Thomas accommodating more than 30 charters from Exclusive Resorts members.

•
M/Y Acqua – WCW entered into a lease agreement with a company controlled by Andrew Deme to make this luxury yacht, available to Waters Club members.  As part of the three year agreement, WCW is bearing the cost of improvements to the yacht.

Waters Club Sales/Marketing Activities

•
Additional Business Development Partnerships – Additional charter partnership agreements are currently in negotiation with leading luxury lifestyle companies in the United States and Virgin Islands. It is anticipated that additional contracts will be negotiated before the end of 2016.

•
Luxury Resort Partnerships – The Club will be working with top luxury resorts in the Virgin Islands to offer its yachts, based on availability, to their guests. These resorts include Necker Island, Mosquito Island, Peter Island, Little Dix Bay, Little Thatch, Oil Nut Bay, Ritz Carlton-St. Thomas and various other luxury resorts and villas that align with the Waters Club brand.

•	Young Presidents Organization (YPO) – WCW is seeking relationships with YPOs that will assist them in accessing this group to present the membership opportunities.

•
Full-Time Membership Advisor – A membership advisor is currently following up with past Exclusive Resorts members that have chartered with WCW. The advisor has created a  database of other prospects and is currently working them through the sales funnel to an eventual membership closure.

Competition

The yacht charter business is highly fragmented, consisting primarily of local operators and yacht owners.  Competition among charter operators is based on location, the type and size of yachts offered, charter rates, destinations serviced, and attention to customer service.  Yacht charters also face competition from other travel and leisure options, including, but not limited to, cruises, hotels, resorts, theme parks, organized tours, land-based casino operators, and vacation ownership properties.  We therefore risk losing business not only to other charter operators, but also to vacation operators that provide such alternatives.  Some of our competitors, particularly travel suppliers such as cruise lines, airlines and hotels, may offer products and services on more favorable terms, including lower prices, no fees or unique access to proprietary loyalty programs, such as points and miles. Many of our competitors, such as travel agencies, have been steadily focusing on increasing online demand on their own websites in lieu of third-party distributors such as us.

Employees

As of October 12, 2016, WCW had 2 full-time employees, including one in management and one in operations. Management does not believe that any employees will be subject to collective bargaining agreements.

Legal Proceedings

There are no known legal proceedings against WCW.

Description of Property

WCW maintains a corporate office located at 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311. WCW occupies this space free of charge on a month to month basis. The facilities are sufficient for current and future operations.

Item 2.02   Results of Operations and Financial Condition

Safe Harbor Declaration

The comments made throughout this report should be read in conjunction with our financial statements and the notes thereto, which are filed as an exhibit to this report and incorporated herein by reference, and other financial information appearing elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain certain forward-looking information. When used in this discussion, the words, "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. We do not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors that affect the company's business, which are described in this section and elsewhere in this report.

Overview

On March 3, 2016, we entered into a Share Exchange Agreement and Plan of Reorganization with WCW and the WCW shareholders, which was amended on October 28, 2016. The Amended Agreement contains customary representations, warranties, and conditions. Pursuant to the Agreement, 89,000,000 of our common shares and 20,000,000 preferred shares will be exchanged for all of the common shares and preferred shares of WCW.

Critical Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of WCW and its wholly owned subsidiaries.  All significant intercompany transactions and balances have been eliminated. WCW makes operating decisions, assesses performance and manages the business as one reportable segment.

Basis of Presentation

The accompanying unaudited financial statements have been prepared from the books and records of the Company in accordance with U.S. GAAP and Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. The statements of operations for the three months ended June 30, 2016 are not necessarily indicative of the results to be expected for the full year or any future interim period. These unaudited financial statements should be read in conjunction with the financial statements for the period inception through December 31, 2015 and notes thereto and other pertinent information contained in the Company's post-effective amendment for registration statement. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such financial statements.

Related Party Transactions

FASB ASC 850, "Related Party Disclosures" requires companies to include in their financial statements disclosures of material related party transactions.  The Company discloses all material related party transactions.  Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of a principal owner, director or executive officer.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenues from yacht charters are recorded when the charter is completed.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents included cash in the bank, cash on hand and highly liquid investments.

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes". Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future consolidated financial statements.

Plan of Operations

As described in the Section entitled, "The WCW Business Model", WCW is seeking to participate in the sharing economy by operating luxury yacht charters in partnership with Destination Clubs and thereafter establishing Waters Club.

To date, WCW has financed its yacht charter business with revenues from the yacht charters together with shareholder loans and the sale of its common stock. Given the backlog of yacht charters for the next 12 months, it anticipates a continuing revenue stream, which absent the introduction of Waters Club, should permit WCW, without any significant additional capital to fund its operations. However, the costs of the introduction of Waters Club and the expenses of improvement to the M/Y Acqua yacht presently estimated at $321,000 will require that WCW seek additional capital of approximately $550,000.

While WCW has not identified any specific sources of capital, it is seeking to raise capital in private debt or equity financing. To the extent it is not able to raise the capital; the introduction of Waters Club will be delayed.

Results of Operations

June 30, 2016 Compared to June 30, 2015

Revenues

Revenues for the six months ended, June 30, 2016 were $1,052,088 as compared to revenues for the six months ended June 30, 2015 of $1,198,466. The decrease in revenues, which were all from WCW's yacht charters, was attributable to additional charter during the 2015 period, which were operated in the northeastern part of the U.S. and generated higher revenue than the Caribbean charters.

Cost of Goods Sold

Cost of goods sold decreased to $963,297 for the six months ended June 30, 2016, as compared to $1,422,889 for the six-month period ended June 30, 2015. This decrease is attributable to the yacht charters in the Northeast, which cost substantially more than the yacht charters in the Caribbean.  As a result net revenues increased in the 2016 period as compared to the 2015 period with net revenues for the 2016 period being $88,791 as compared to $(224,423) for the 2015 period.

Operating Costs

General and administrative costs decreased to $267,873 in the six month period ending June 30, 2016 versus June 30, 2015 of $316,170 . This decrease is attributable to start-up expenses for yacht charters in the 2015 period.

Liquidity and Capital Resources

At June 30, 2015, WCW had an accumulated deficit of $349,209.  At June 30, 2016, WCW had an accumulated deficit of $555,980. To date, WCW has financed its operations with revenues from its yacht charter operations together with cash proceeds of $100,000 from the sale of its common stock and a shareholder loan of $324,075.  WCW will require additional capital to pay for the M/Y Acqua improvements as well as for the implementation of Waters Club.  While there are no commitments for additional capital, WCW will seek to raise capital in the form of debt or the sale of its common stock.  There are no assurances that the capital will be raised.

2015 Compared to 2014

Revenues

Revenues for the fiscal year ended December 31, 2015, were $2,412,366 as compared to the fiscal year ended December 31, 2014, of $202,025. Fiscal 2014 revenues were from inception on September 23, 2014, until the year end. All revenues were from WCW's charter business.

Cost of Goods Sold

During the same periods cost of goods sold increased from $176,201 in 2014 to $2,161,428 for 2015, representing the turnkey costs for the charters.

Operating Costs

General and administrative costs increased from $36,023 in 2014 to $586,948 in 2015. This increase was attributable to the growth in the number of yacht charters with additional infrastructure expenses for administrative personnel, legal and accounting expenses.

Off-Balance sheet arrangements

We are not aware of any off-balance sheet transactions requiring disclosure.

Item 3.02   Unregistered Sales of Securities

In connection with the Agreement as amended, Petrus issued shares of its common stock and 20,000,000 shares of its preferred stock in exchange for all of the outstanding WCW common stock and preferred stock. The exchange was made in a transaction that is not registered under the Securities Act of 1933 (the "Securities Act") and no commissions were paid.

The following table sets forth certain information as of the date of this 8-K with respect to the beneficial ownership of WCW common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by the director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

	Common Stock
Name	Number of Common Shares	% Outstanding

Andrew Deme(1)	39,150,000(3)	44%
1 director and officer as a group (1 person)	39,150,000	44%
James Reilly(1)	15,000,000	17%
Maritime Family Trust LLC (2)	10,000,000	11%
_____________________

(1)	Address is 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311.
(2)	Voting and dispositive control held by James M. James. Address is 750 W Sunrise Blvd, Fort Lauderdale, Florida 33311.
(3)	Gives effect to conversion of 20,000,000 shares of Series A Convertible Preferred Stock, which converts on one-to-one basis.

Item 5.01   Changes in Control of Registrant

In connection with the Agreement the following persons become our executive officers and directors and Messrs. Dotres and Brandsfield resigned as officers and director.

Name	Position	Age

Andrew Deme	Chief Executive Officer, Chief Financial Officer and Director	50
Lauren Urbanczyk	Secretary, Director of Operations and Yacht Charters	30

Andrew Deme, Chief Executive Officer, Chief Financial Officer, and Director

Mr. Deme has served as an officer and director of WCW since its inception in 2015.  Since 1997 to present, Mr. Deme has been the Principle of Gulfstream Consulting in Ft. Lauderdale, Florida. Gulfstream has worked collaboratively with an array of businesses in a variety of different industries to provide services in the areas of corporate development, financial modeling, operations analysis, due diligence, strategic marketing, business development, acquisition identification, and capital funding sourcing. From 2004 to 2006, Mr. Deme was the Managing Director and Founder of Bahamas Aviation Services Limited located in Fort Lauderdale, Florida and Nassau, Bahamas. From 2000 to 2010, Mr. Deme was the President and owner of numerous preschools that operated under the trade name Oxford Academy. From May through November 2015, Mr. Deme also served as secretary and treasurer of NAS Acquisition, Inc., a blank check company that completed a Rule 419 offering. On November 5, 2015, NAS Acquisition completed a share exchange agreement and plan of reorganization with On The Move Corporation, a Florida corporation and the shareholders of On The Move. Mr. Deme resigned as an officer on the closing of the NAS Acquisition share exchange.

Lauren Urbanczyk, Secretary, Director of Operations and Yacht Charters

Miss Urbanczyk serves as the company's' secretary, director of operations and director of yacht charters . Prior to joining WCW, Miss Urbanczyk was an administer for RJC Yachts Sales & Charter based in Fort Lauderdale Florida. During her time at RJC, Miss Urbanczyk handled multiple responsibilities for the brokerage house and charter department.  From 2009 to 2011, Miss Urbanczyk, was a legal secretary with the firm Bartett, McDonough & Monaghan LLP located in White Plains, NY. From 2007 to 2009 Miss Urbanczyk, was travel coordinator for TTI Travel Inc. located in New York, NY and from 2002 to 2007 Miss Urbanczyk, was a cruise specialist for Direct Travel Services Inc., located in Fort Lauderdale, Florida.

Conflicts of Interest

A company controlled by Mr. Deme has entered into a three-year lease with WCW for the M/Y Acqua yacht.  As part of the lease agreement WCW has agreed to make certain improvements to the yacht to make it suitable for WCW yacht charters.  Mr. Deme and WCW believe that the terms of the lease agreement are fair and reasonable.

Involvement in certain legal proceedings

During the past ten years, none of our directors or executive officers has been:

•
The subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
 subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
 found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•
subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation of Acquisition Candidate

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Andrew Deme	2015	70,000	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—

Lauren Urbanczyk	2015	—	—	—	—	—	—	—
Officer and Director	2014	—	—	—	—	—	—	—

Directors Compensation

WCW directors are not entitled to receive compensation for each meeting except for reimbursement of out-of-pocket expenses. There are not formal or informal arrangements or agreements to compensate directors for services provided as a director.

Employment Contracts and Officer's Compensation

WCW's President and director Andrew Deme currently receives $175,000 per year as compensation for his services.  Mr. Deme has been paid $70,000 for the 2015 fiscal year and $72,000 for the six months ended June 30, 2016.  WCW currently does not have any written employment agreement with Mr. Deme.  It is anticipated that Mr. Deme will enter into a long term contract with the Company following closing.

Stock Plan and other Long Term Incentive Plan

We currently do not have existing stock option or other long-term incentive plan. Following the closing of the Agreement, we intend to adopt a stock option plan and issue options to its officers, directors, and possibly others.

Certain Relationships and Related Transactions

WCW has borrowed $324,075 from its CEO and director. The loan is unsecured, does not accrue interest and is due on demand. Proceeds were used for working capital. WCW is leasing a yacht from its CEO and director for use in its yacht charters on a per use basis. Improvements to the yacht are being capitalized and depreciated over the three year term of the lease. It is believed that the terms of the Lease Agreement are commercially reasonable.

Item 5.02   Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory of

See Item 5.01 above.

Item 5.03   Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

Preferred Stock

Petrus Resources Corporation is authorized to issue 25,000,000 shares of preferred stock, par value $0.0001, of which there is none outstanding. The preferred stock may be issued from time to time in one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors without the need for shareholder approval and filed as an amendment to our Articles of Incorporation.

On October 28, 2016, in anticipation of the transaction with WCW, we amended our Articles of Incorporation to designate 20,000,000 shares of our blank check preferred stock as Series A Convertible Preferred Stock. The preferences and designations of the preferred stock include:

•	The common stock and preferred stock shall vote together on all matters requiring a shareholder vote and each share of preferred stock s hall have five votes;
•	There shall be no dividends;
•	The preferred stock shall convert on a one-to-one basis;
•	The preferred stock shall not have any preference on liquidation or dissolution.

The right of the Board of Directors without shareholder approval to establish any series of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

Name Change

On October 28, 2016, pursuant to a vote of our shareholders, by majority consent, we changed our name to Waters Holdings, Inc.

Item 5.06   Change in Shell Status

As a result of the Agreement, as amended, on October 28, 2016, we exited shell status.

See Item 2.01 for terms of the transaction.

WCW Risk Factors

You should consider carefully the following information about the risks described below, together with the other information contained in this filing before you decide to buy or maintain an investment in our common stock. We believe the risks described below are the risks that are material to us as of the date of this filing. Additional risks and uncertainties that we are unaware of may also become important factors that affect us. If any of the following risks actually occur, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our common stock.

Risks Related to WCW

WCW's auditors have raised substantial doubts as to its ability to continue as a going concern.

WCW's financial statements have been prepared assuming it will continue as a going concern. It has a history of losses from operations and an accumulated deficit of $340,209 at December 31, 2015 and $555,980 at June 30, 2016. It has been and expects to continue funding its business through the sale of equity until, if ever, it generates sufficient cash flow to pay its operating expenses. These factors, among others, raise substantial doubt about WCW's ability to continue as a going concern. Its financial statements included elsewhere herein do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances that WCW will be able to increase its revenues and cash flow to a level, which supports profitable operations and provides sufficient funds to pay its obligations. If WCW is unable to continue as a going concern, investors would lose their entire investment in our company.

WCW's management has no experience in operating a public company.

WCW's executive officers and directors have no experience in the management of a publicly traded company. Its management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their lack of experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to WCW in that it is likely that an increasing amount of their time will be devoted to these activities, which will result in less time being devoted to the management and growth of the company. It is possible that WCW will be required to expand its employee base and hire additional employees, such as a chief financial officer experienced in public company financial reporting, to support its operations as a public company, which will increase its operating costs in future periods.

WCW will incur increased costs as a result of becoming a public company, which will increase its operating expenses in future periods.

As a public company, WCW will incur significant legal, accounting and other expenses related to reporting obligations under federal securities laws that it does not incur as a private company. Additional SEC regulation has also substantially increased the accounting, legal, and other costs related to remaining an SEC reporting company. For example, it will need to adopt and incorporate corporate governance policies and procedures as well as enhanced disclosure controls and procedures and internal controls over financial reporting. WCW expects these additional costs will range from $90,000 to $120,000 annually. Until such time, if ever, that WCW generates sufficient revenues from its operations to fund these additional costs, it expects that it will seek additional financing as to which there are no assurances. As of this date, WCW does not have any debt or equity financing in place.  These additional costs will increase WCW's operating expenses in future periods and will adversely impact its ability to report profitable operations in future periods.

Risks Related to WCW's Industry

We operate in an increasingly competitive global environment.

The market for the services offered by WCW is increasingly and intensely competitive. The yacht charter business is also highly fragmented, consisting primarily of local operators and yacht owners. Competition among charter operators is based on location, the type and size of yachts offered, charter rates, destinations serviced, and attention to customer service. Yacht charters also face competition from other travel and leisure options, including, but not limited to, cruises, hotels, resorts, theme parks, organized tours, land-based casino operators, and vacation ownership properties. WCW therefore risks losing business not only to other charter operators, but also to vacation operators that provide such alternatives.  Some of WCW's competitors, particularly travel suppliers such as cruise lines, airlines and hotels, may offer products and services on more favorable terms, including lower prices, no fees or unique access to proprietary loyalty programs, such as points and miles. Many of WCW's competitors, such as travel agencies, have been steadily focusing on increasing online demand on their own websites in lieu of third-party distributors such as us.  WCW cannot assure you that we will be able to compete successfully against current, emerging and future competitors or provide differentiated travel products and services to our client base.

The recent global economic and financial market crisis may have a negative effect on WCW's business and operations.

The recent global economic and financial market crisis has caused, among other things, a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, lower consumer and business spending, and lower consumer net worth, all of which may  have a negative effect on WCW's business and operations.  Many of our customers, and travel suppliers have been severely affected by the current economic turmoil. Current or potential customers may be unable to fund purchases or reduce purchases, all of which has and could continue to lead to reduced demand for our products and services, resulting in reduced gross margins, and increased customer payment delays or defaults. We are also limited in our ability to reduce costs to offset the results of a prolonged or severe economic downturn given certain fixed costs associated with our operations, difficulties if we overstrained our resources, and our long-term business approach that necessitates we remain in position to respond when market conditions improve.  The timing and nature of any recovery in the credit and financial markets remains uncertain, and there can be no assurance that market conditions will improve in the near future or that our results will not be materially and adversely affected. Such conditions make it very difficult to forecast operating results, make business decisions and identify and address material business risks.

Yacht rentals are often located in popular vacation destinations in South Florida and the Caribbean and utilized on a seasonal basis and may be adversely affected by weather and natural disasters.

WCW's yacht charters are currently located in islands throughout the Caribbean. Each region has its own commercial and regulatory requirements related to the listing of vacation rentals.  Factors influencing the desirability of yacht charters in a these regions or during a specific season could adversely affect our ability to obtain new listings and retain existing listings. The occurrence of a significant natural disaster, political turmoil or other regional disturbance could reduce the number of available yacht charters in that area, reducing our listing base and our revenue.

WCW is dependent upon yacht owners for access to their inventory. Other distributors may have similar arrangements with travel providers, some of which may provide better availability or more competitive pricing than that offered by WCW.

WCW anticipates that a significant portion of our revenues will continue to be derived from the brokerage from relatively few yacht providers. Our agreements with our yacht owners can generally be canceled or modified by the yacht owners upon relatively short notice. The loss of a contract, changes in our pricing agreements or more restricted access to yacht providers' inventory could have a material adverse effect on our business, financial condition and results of operations.

WCW's yacht charter business exposes us to certain litigation risks.

Customers consider safety and reliability a primary concern in selecting a yacht charter provider. The yacht charter business may present a number of safety risks including but not limited to; catastrophic disaster, adverse weather and marine conditions, mechanical failure and collision. If WCW is unable to maintain acceptable records for safety and reliability, its ability to retain current customers and attract new customers may be adversely affected. Additionally, any safety issue encountered during a yacht charter may result in claims against WCW as well as negative publicity. These events could have a material adverse effect on the WCW competitive position and financial performance.

There can be no assurance that WCW's systems, procedures and controls will be adequate to support its operations as it expands which could significantly increase our expenses and delay or prevent growth.

WCW expects to continue to grow internally. It expects to spend significant time and effort expanding its existing businesses. There can be no assurance that our systems, procedures and controls will be adequate to support its operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new senior level managers and executives. There can be no assurance that such additional management will be identified or retained by WCW. To the extent that WCW is unable to manage its growth efficiently and effectively, or is unable to attract and retain qualified management, its business, financial condition and results of operations could be materially adversely affected.

Revenues and earnings are especially sensitive to global events that are out of WCW's control.

WCW's results of operations are dependent upon factors generally affecting the travel industry. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel and vacation. A number of factors could result in an overall decline in demand for travel, including political instability, armed hostilities, international terrorism, extreme weather conditions, a rise in fuel prices, a decline in the value of the U.S. dollar, labor disturbances, excessive inflation, a general weakening in economic activity and reduced employment in the U.S. These types of events could have a material adverse effect on our business, financial condition and results of operations.

The domestic and international leisure travel industry is seasonal. WCW's results have been subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry.

Net revenues and net income are generally lower in the third quarter. WCW expects seasonality to continue in the future. Quarterly results of operations may also be subject to fluctuations as a result of the changes in the mix of services offered by WCW, internal growth rates, fuel surcharges levied by yacht providers, changes in relationships with certain yacht providers, extreme weather conditions or other factors affecting travel.

The yacht charter industry is extremely competitive and has low barriers to entry.

WCW competes with other yacht charter companies, distributors of travel services, travel providers, travel agents, tour operators and central reservation service providers, some of which have greater experience, brand name recognition and/or financial resources than WCW. WCW's travel providers may decide to compete more directly with WCW and restrict the availability and/or preferential pricing of their capacity. In addition, other distributors may have relationships with certain travel providers providing better availability or more competitive pricing than that offered by WCW. Furthermore, some travel agents have a strong presence in their geographic area, which may make it difficult for WCW to attract customers in those areas.

WCW is dependent on its partnerships with the Destination Clubs.

To date all of the WCW revenues have been generated through its partnerships with the Destination Clubs. The loss or termination of the agreements with the Destination Clubs would have a material adverse effect on WCW's business and operations.

Waters Club is an unproven model in the luxury yacht industry.

It is the intention of WCW to establish Waters Club. It will require additional capital, as to which there is no assurance that WCW will be able to raise, or if available that it can be obtained on reasonable terms. Further, there are no assurances that WCW will be able to enroll a significant number of members to make the enterprise successful. As a result WCW is subject to all of the risks of a new business.

WCW's operations are dependent on the efforts and relationships of Andrew Deme.

WCW's operations and business strategy are dependent on the efforts and relationships of Andrew Deme. If Mr. Deme were unable to continue in his role with the Company, the WCW business could be adversely affected. Although WCW has not entered into employment agreement with Mr. Deme and there can be no assurance that he will be able to continue in his present capacity for any particular period of time.

Andrew Deme has the ability to control the company's business and corporate affairs.

Andrew Deme beneficially owns shares of common stock in excess of 50% of the total voting power of the common stock of WCW and upon the Share Exchange will control more than 48.9% of the Company's voting shares. Mr. Deme will be able to exercise control over WCW's affairs and be able to elect the entire board of directors and to control the disposition of any matter submitted to a vote of the Company's shareholders.

WCW relies on intellectual property, and we cannot be sure that this intellectual property is protected from copying or use by others, including potential competitors.

WCW regards much of its content and technology as proprietary and tries to protect its proprietary technology by relying on trade secret laws and confidentiality agreements. WCW does not have any patent or trademark protection.  It is possible for someone else to copy or otherwise obtain and use its proprietary technology without its authorization or to develop similar technology independently. Effective trademark, copyright and trade secret protection may not be available in every country in which WCW's services are made available, and policing unauthorized use of proprietary information is difficult and expensive. WCW cannot be sure that the steps it has taken will prevent misappropriation of proprietary information. This misappropriation could have a material adverse effect on WCW's business. In the future, WCW may need to go to court to enforce its intellectual property rights, to protect WCW's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation might result in substantial costs and diversion of resources and management attention.

WCW's processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

In the processing of our traveler transactions, WCW receives and stores a large volume of personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This government action is typically intended to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. WCW could be adversely affected if legislation or regulations are expanded to require changes in WCW's business practices or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect WCW's business, financial condition and results of operations. As privacy and data protection have become more sensitive issues, WCW may also become exposed to potential liabilities as a result of differing views on the privacy of travel data. These and other privacy developments that are difficult to anticipate could adversely affect WCW's business, financial condition and results of operations.

Item 9.01   Financial Statements and Exhibits

Exhibit
Number	Description

3(c)	Amended Articles of Incorporation

10.6	Amended Share Exchange and Plan of Reorganization Agreement

WCW FINANCIAL STATEMENTS AND EXHIBITS

Waters Club Worldwide, Inc.

Index to Financial Statements

Page

Report of Independent Registered Public Accounting Firm	19

Financial Statements:

Consolidated Balance Sheets as of December 31, 2015 and 2014	20

Consolidated Statements of Operations for the year ended December 31, 2015 and from inception September 23, 2014 through December 31, 2014	21

Consolidated Statements of Changes in Stockholders' Deficit, from inception September 23, 2014 through December 31, 2014 and for the year ended December 31, 2015	22

Consolidated Statements of Cash Flows for the year ended December 31, 2015 and from inception September 23, 2014 through December 31, 2014	23

Notes to Financial Statements	24 – 33

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders' of Waters Club Worldwide, Inc.:
We have audited the accompanying consolidated balance sheets of Waters Club Worldwide, Inc. (the "Company") as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2015 and for the period from inception (September 23, 2014) through December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations, changes in stockholders' equity and its cash flows for the year ended December 31, 2015 and for the period from inception (September 23, 2014) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.
/s/ Anton Chia, LLP
Newport Beach, California
June 17, 2016

Waters Club Worldwide, Inc.
Consolidated Balance Sheets

	December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$206,291	$623,826
Prepaid expenses	-	40,000
Deposits	152,500	-
Total current assets	358,791	663,826

Total assets	$358,791	$663,826

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Deferred revenue	$624,000	$674,025
Total current liabilities	624,000	674,025

Total liabilities	624,000	674,025

Stockholders' deficit
Common stock, $0.0001 par value; 200,000,000 shares authorized; 79,000,000 and 0 shares issued and outstanding, as of December 31, 2015 and 2014, respectively	7,900	-
Additional paid in capital	67,100	-
Accumulated deficit	(340,209)	(10,199)
Total stockholders' deficit	(265,209)	(10,199)

Total liabilities and stockholders' deficit	$358,791	$663,826

Waters Club Worldwide, Inc.
Consolidated Statements of Operations

	Year ended December 31, 2015	Period from September 23, 2014 through December 31, 2014

Charter revenue	$2,412,366	$202,025
Cost of goods sold	2,161,428	176,201
Gross Profit	$250,938	$25,824

Operating expenses
General and administrative	580,948	36,023
Total operating expenses	580,948	36,023

Loss from Operations	$(330,010)	$(10,199)

Provision for Income Tax	$-	$-

Net loss	$(330,010)	$(10,199)

Basic and diluted loss per common share	$(0.01)	$-

Basic and diluted weighted average shares outstanding	35,383,699	-

Waters Club Worldwide, Inc.
Consolidated Statement of Changes in Stockholders' Deficit For the Period from Inception September 23, 2014 through December 31, 2014 and For the Year Ended December 31, 2015

	Preferred Stock		Common Stock		Additional Paid In Capital	Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, September 23, 2014 (inception)	-	-	-	$-	$-	$-	$-

Net loss, period from September 23, 2014 through December 31, 2014	-	-	-	-	-	(10,199)	(10,199)
Balance, December 31, 2014	-	$-	-	$-	$-	$(10,199)	$(10,199)

Common stock issued for cash	-	-	3,350,000	335	74,665	-	75,000
Common stock issued to founders	-	-	75,650,000	7,565	(7,565)	-	-
Net loss, year ending December 31, 2015	-	-	-	-	-	(330,010)	(330,010)
Balance, December 31, 2015	-	$-	79,000,000	$7,900	$67,100	$(340,209)	$(265,209)

Waters Club Worldwide, Inc.
Consolidated Statements of Cash Flows

	Year ended December 31, 2015	Period from September 23, 2014 through December 31, 2014
Cash flows provided by (used in) from operating activities
Net loss	$(330,010)	$(10,199)
Changes in operating liability:
Prepaid expenses	40,000	(40,000)
Deferred revenue	(50,025)	674,025
Net cash used in operating activities	(340,035)	623,826

Cash flows used in investing activities
Increase in deposit	(152,500)	-
Net cash used in investing activities	(152,500)	-

Cash flows from financing activities
Proceeds from sales of common stock	75,000	-
Net cash provided by financing activities	75,000	-

Net change in cash	(417,535)	623,826
Cash, beginning of year	623,826	-
Cash, end of year	$206,291	$623,826

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Waters Club Worldwide, Inc.
Notes to Financial Statements
December 31, 2015

Note 1 - Nature of Business

Waters Club Worldwide, Inc., a Florida corporation formerly known as Sea Groups Yachting, LLC ("the Company") was incorporated in Florida in September 2014.  In July 2015, the Company changed its name to Waters Club Worldwide, Inc. The Company sells yacht charters through its wholly-owned subsidiaries: Water Club VI Venture I, Inc., Water Club VI Venture II Inc., and Water Club Bahamas Venture I, Inc. All are Florida corporations.

Note 2 - Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has losses from inception and negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern.

Note 3 - Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated. The Company makes operating decisions, assesses performance and manages the business as one reportable segment.

Basis of Presentation

This summary of significant accounting policies is presented in understanding the Company's financial statements. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Related Party Transactions

FASB ASC 850, "Related Party Disclosures" requires companies to include in their financial statements disclosures of material related party transactions.  The Company discloses all material related party transactions.  Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of a principal owner, director or executive officer.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

Revenues from yacht charters are recorded when the charter is completed.

Waters Club Worldwide, Inc.
Notes to Financial Statements
December 31, 2015

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents included cash in the bank, cash on hand and highly liquid investments.

Deposits

A refundable security deposit of $150,000 for a yacht is currently being held by a third party.  A refundable security deposit of $2,500 is currently being held by the Company's bank for its credit card.

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes". Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future consolidated financial statements.

Note 4 - Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 "Income Taxes," when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period. The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2015 or 2014 applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

Waters Club Worldwide, Inc.
Notes to Financial Statements
December 31, 2015

The component of the Company's deferred tax asset as of December 31, 2015 and 2014 are as follows:

	12/31/15	12/31/14
Net operating loss carryforwards	$123,933	$3,838
Less valuation allowance	(123,933)	(3,838)
Deferred income tax asset, net	$-	$-

The Company is subject to U.S. federal and state tax examinations for 2014 and 2015.  To the Company's knowledge, none of its federal or state income tax returns are currently under examination.

A reconciliation of income taxes computed at the 34% statutory rate to the income tax recorded is as follows:

	12/31/15	12/31/14
Statutory federal income tax rate	34.0%	34.0%
State income taxes	3.6%	3.6%
Tax effect of non-deductible items	(0.2)%	0.0%
Valuation allowance	(37.4)%	(37.6)%

Effective tax rate	0.0%	0.0%

The Company did not pay any income taxes during the years ended December 31, 2015 or 2014. The net federal operating loss carry forward will expire in 2029. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 5 - Stockholders' Equity

The authorized common stock of the Company consists of 200,000,000 shares with a $0.0001 par value. Classes and series of Preferred Stock may be created and issued, however none is authorized at this time.

There were no equity transactions in 2014. In 2015, the Company issued 75,650,000 shares to the Company founders for nominal consideration. The Company issued 3,350,000 shares for total cash consideration of $75,000 in 2015.

Note 6 – Deferred Revenue

The Company requires prepayment of its yacht charters.  The payments are recorded in the accompanying consolidated balance sheets as deferred revenue.

At December 31, 2015 and 2014, deferred revenue were $624,000 and $674,025, respectively.

Note 7 – Subsequent Events

In March 2016, the Company issued 1,000,000 shares of common stock for total cash consideration of $100,000.

Waters Club Worldwide, Inc. Consolidated Balance Sheets

	June 30, 2016	December 31, 2015
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$93,636	$206,291
Accounts receivable	180,000	-
Deposits	152,500	152,500
Total current assets	426,136	358,791

Yacht improvements, net	293,498	-
Total assets	$719,633	$358,791

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$121	$-
Refunds due to customer	18,000	-
Deferred revenue	666,750	624,000
Loan payable	91,667	-
Related party payable	324,075	-
Total current liabilities	1,100,613	624,000

Total liabilities	1,100,613	624,000

Stockholders' deficit
Common stock, $0.0001 par value; 200,000,000 shares authorized; 80,000,000 and 79,000,000 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	8,000	7,900
Additional paid in capital	167,000	67,100
Accumulated deficit	(555,980)	(340,209)
Total stockholders' deficit	(380,980)	(265,209)

Total liabilities and stockholders' deficit	$719,633	$358,791

See accompanying notes to the consolidated unaudited financial statements.

Waters Club Worldwide, Inc.
Consolidated Statement of Operations (Unaudited)

	Three months ended June 30, 2016	Three months ended June 30, 2015	Six months ended June 30, 2016	Six months ended June 30, 2015

Charter revenue	$584,088	$559,441	$1,052,088	$1,198,466
Cost of goods sold	508,918	674,532	963,297	1,422,889
Net revenues	$75,170	$(115,091)	$88,791	$(224,423)

Operating expenses
General and administrative	120,991	126,818	267,873	316,170
Depreciation	36,688	-	36,688	-
Total operating expenses	157,679	126,818	304,561	316,170

Net loss	$(82,509)	$(241,909)	$(215,770)	$(540,594)

Basic and diluted loss per common share	$(0.00)	$0.00	$(0.00)	$0.00

Basic and diluted weighted average shares outstanding	80,000,000	0	79,626,374	0

See accompanying notes to the consolidated unaudited financial statements.

Waters Club Worldwide, Inc.
Consolidated Statements of Cash Flows (Unaudited)

	Six months ended June 30, 2016	Six months ended June 30, 2015
Cash flows used in operating activities
Net loss	$(215,770)	$(540,594)
Non cash adjustment
Depreciation expense	36,688	-
Changes in operating assets and liabilities
Accounts receivable	(180,000)	-
Prepaid expenses	-	40,000
Accounts payable	121	2,593
Refunds due to customer	18,000	-
Deferred revenue	42,750	1,975
Net cash used in operating activities	(298,211)	(496,025)

Cash flows used in investing activities
Capital expenditures	(330,186)	-
Net cash used in investing activities	(330,186)	-

Cash flows from financing activities
Proceeds from sales of common stock	100,000	-
Loan payable	91,667	-
Related party payable	324,075	-
Net cash provided by financing activities	515,742	-

Net change in cash	(112,655)	(496,025)
Cash, beginning of period	206,291	623,826
Cash, end of period	$93,636	$127,801

Supplemental cash flow information
Cash paid for interest	$20,417	$-
Cash paid for income taxes	$-	$-

See accompanying notes to the consolidated unaudited financial statements.

Waters Club Worldwide, Inc. and Subsidiaries
Notes to Consolidated Unaudited Financial Statements
June 30, 2016

Note 1 - Nature of Business

Waters Club Worldwide, Inc., a Florida corporation formerly known as Sea Groups Yachting, LLC ("the Company") was incorporated in Florida in September 2014.  In July 2015, the Company changed its name to Waters Club Worldwide, Inc.  The Company sells yacht charters through its wholly-owned subsidiaries:  Water Club VI Venture I, Inc., Water Club VI Venture II Inc., and Water Club Bahamas Venture I, Inc.  All are Florida corporations.

Note 2 - Going Concern

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has losses from inception and negative working capital. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan. There can be no assurance that the Company will be successful in order to continue as a going concern.

Note 3 - Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated.  The Company makes operating decisions, assesses performance and manages the business as one reportable segment.

Basis of Presentation

The accompanying unaudited financial statements have been prepared from the books and records of the Company in accordance with U.S. GAAP and Rule 10-01 of Regulation S-X promulgated by the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. The statements of operations for the three months ended March 31, 2016 are not necessarily indicative of the results to be expected for the full year or any future interim period. These unaudited financial statements should be read in conjunction with the financial statements for the period inception through December 31, 2015 and notes thereto and other pertinent information contained in the Company's post-effective amendment for registration statement. In the opinion of management, all adjustments considered necessary for a fair presentation of the results for the interim periods presented have been reflected in such financial statements.

Related Party Transactions

FASB ASC 850, "Related Party Disclosures" requires companies to include in their financial statements disclosures of material related party transactions.  The Company discloses all material related party transactions.  Related parties are defined to include any principal owner, director or executive officer of the Company and any immediate family members of a principal owner, director or executive officer.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Waters Club Worldwide, Inc. and Subsidiaries
Notes to Consolidated Unaudited Financial Statements
June 30, 2016

Revenue Recognition

Revenues from yacht charters are recorded when the charter is completed.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents included cash in the bank, cash on hand and highly liquid investments.

Deposits

A refundable security deposit of $2,500 is currently being held by the Company's bank for its credit card.

Yacht Improvements

Improvements to a leased yacht are being capitalized and amortized over a three-year period.

Income taxes

The Company accounts for income taxes under ASC 740 "Income Taxes". Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Earnings Per Share Information

FASB ASC 260, "Earnings Per Share" provides for calculation of "basic" and "diluted" earnings per share.  Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Basic and diluted loss per share were the same, at the reporting dates, as there were no common stock equivalents outstanding.

Recent Accounting Pronouncements

Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not, or are not believed by management to, have a material impact on the Company's present or future consolidated financial statements.

Waters Club Worldwide, Inc. and Subsidiaries
Notes to Consolidated Unaudited Financial Statements
June 30, 2016

Note 4 - Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Under ACS 740 "Income Taxes", when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period. The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the three months ended June 30, 2016 or 2015 applicable under ACS 740.  As a result of the adoption of ACS 740, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet.

The component of the Company's deferred tax asset as of June 30, 2016 and December 31, 2015 are as follows:

	6/30/16	12/31/15
Net operating loss carryforwards	$208,710	$123,933
Less valuation allowance	(208,710)	(123,933)
Deferred income tax asset, net	$-	$-

The Company is subject to U.S. federal and state tax examinations for 2014 and 2015.  To the Company's knowledge, none of its federal or state income tax returns are currently under examination.

A reconciliation of income taxes computed at the 34% statutory rate to the income tax recorded is as follows:

	6/30/16	12/31/15
Statutory federal income tax rate	34.0%	34.0%
State income taxes	3.6%	3.6%
Tax effect of non-deductible items	(0.3)%	0.0%
Valuation allowance	(37.3)%	(37.6)%

Effective tax rate	0.0%	0.0%

The Company did not pay any income taxes during the years ended December 31, 2015 or 2014.  The net federal operating loss carry forward will expire in 2029.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 5 - Stockholders' Equity

The authorized common stock of the Company consists of 200,000,000 shares with a $0.0001 par value.  Classes and series of Preferred Stock may be created and issued, however none is authorized at this time.

There were no equity transactions in 2014.  In 2015, the Company issued 75,650,000 shares to the Company founders for nominal consideration.  The Company issued 3,350,000 shares for total cash consideration of $75,000 in 2015.

In March 2016, the Company issued 1,000,000 shares of common stock for total cash consideration of $100,000.

Waters Club Worldwide, Inc. and Subsidiaries
Notes to Consolidated Unaudited Financial Statements
June 30, 2016

Note 6 – Deferred Revenue

The Company requires prepayment of its yacht charters.  The payments are recorded in the accompanying consolidated balance sheets as deferred revenue.

At June 30, 2016 and December 31, 2015, deferred revenue were $666,750 and $624,000, respectively.

Note 7 – Commitments

The Company has sales contracts in place to operate yacht charters and a yacht charter contract, both through the end of 2017.

The Company borrowed $100,000 from an unrelated third party.  Payment is due in twelve installments and will be paid in full at December 31, 2016.

Note 8 – Related Party Transactions

In the six months ended June 30, 2016, the Company received loans from its President.  The balance at June 30, 2016 was $324,075.  The loan is unsecured, does not accrue interest, and is due on demand.  There is no prepayment penalty.

The Company is leasing a yacht from its President.  Improvements to the yacht are being capitalized and depreciated over a three-year period.

Note 9 – Subsequent Events

Signature

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Miami, State of Florida on November 1, 2016.

Petrus Resources Corporation

By: /s/ Miguel Dotres
Miguel Dotres, President,
Chief Executive Officer and
Chief Financial Officer